Exhibit 99.1

PRESS RELEASE
Dick’s Sporting Goods Reports Third Quarter Results; Raises Guidance
•	Consolidated non-GAAP earnings per diluted share increased by 38% to $0.22 in the third quarter of 2010 from $0.16 consolidated earnings per diluted share in the third quarter of 2009

•	Consolidated same store sales increased 5.1%, better than the previously estimated increase of 1 to 2%

•	Full year estimates raised to $1.56 – 1.58 to reflect anticipated consolidated non-GAAP earnings per diluted share growth of 30 to 32% from 2009 consolidated non-GAAP earnings per diluted share of $1.20
PITTSBURGH, Pa., November 16, 2010 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the third quarter ended October 30, 2010.
Third Quarter Results
The Company reported consolidated non-GAAP net income for the third quarter ended October 30, 2010 of $26.7 million, or $0.22 per diluted share, excluding an $0.08 per diluted share impact from Golf Galaxy store closure costs. On a GAAP basis, the Company reported consolidated net income for the third quarter ended October 30, 2010 of $16.9 million, or $0.14 per diluted share. The GAAP to non-GAAP reconciliation is included in a table later in the release under the heading “Non-GAAP Net Income and Earnings Per Share Reconciliation.”
The third quarter consolidated non-GAAP earnings per diluted share exceeded estimated earnings expectations provided on August 19, 2010 of $0.15 – 0.16 per diluted share. For the third quarter ended October 31, 2009, the Company reported consolidated net income of $18.9 million, or $0.16 per diluted share.
Net sales for the third quarter of 2010 increased by 9.0% from the third quarter of 2009 to $1,079.0 million due primarily to a 5.1% increase in consolidated same store sales and the opening of new stores. The 5.1% consolidated same store sales increase consisted of a 3.8% increase in Dick’s Sporting Goods stores, a 2.4% increase in Golf Galaxy and an 82.4% increase in e-commerce.
“We are encouraged by our third quarter performance and our continued progress in driving profitable growth. As a result, we have raised our earnings expectations for the fourth quarter and full year 2010,” said Edward W. Stack, Chairman and CEO. “We are also increasingly optimistic about our future growth opportunities, including the potential to more than double our network of Dick’s Sporting Goods stores and to fuel the growth of our Golf Galaxy and e-commerce businesses, while continuing to drive margin expansion and deliver long-term shareholder value.”
Stores
In the third quarter, the Company opened 12 new Dick’s Sporting Goods stores, remodeled eight Dick’s Sporting Goods stores, relocated one Dick’s Sporting Goods store and closed 12 underperforming Golf Galaxy stores. The new stores are listed in a table later in the release under the heading “Store Count and Square Footage.”

In the first three quarters of 2010, the Company opened 18 new Dick’s Sporting Goods stores, remodeled 11 Dick’s Sporting Goods stores, relocated one Dick’s Sporting Goods store and closed 12 underperforming Golf Galaxy stores. As of October 30, 2010, the Company operated 437 Dick’s Sporting Goods stores in 42 states, with approximately 24.3 million square feet, and 79 Golf Galaxy stores in 29 states, with approximately 1.3 million square feet.
Balance Sheet
The Company ended the third quarter of 2010 with $159 million in cash and cash equivalents and did not have any outstanding borrowings under its $440 million revolving credit facility. At the end of the third quarter of 2009, the Company had $40 million in cash and cash equivalents and $63 million of outstanding borrowings under its credit facility.
The inventory per square foot was 2.5% higher at the end of the third quarter 2010 as compared to the end of the third quarter 2009.
Year-to-Date Results
The Company reported consolidated non-GAAP net income for the 39 weeks ended October 30, 2010 of $104.4 million, or $0.86 per diluted share, which excludes an $0.08 per diluted share impact from Golf Galaxy store closure costs. For the 39 weeks ended October 31, 2009, the Company reported consolidated non-GAAP net income of $74.1 million, or $0.63 per diluted share, which excluded merger and integration costs. On a GAAP basis, the Company reported consolidated net income for the 39 weeks ended October 30, 2010 of $94.6 million or $0.78 per diluted share compared to net income for the 39 weeks ended October 31, 2009 of $68.0 million, or $0.58 per diluted share.
Net sales through the third quarter of 2010 increased 9.0% from the same period in 2009 to $3,352.6 million primarily due to a consolidated same store sales increase of 6.2% and the opening of new stores.
2010 Outlook
The Company’s outlook for 2010 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act as described later in this release. Although the Company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.
Based on year-to-date results and expectations for the fourth quarter, the Company is raising its annual consolidated non-GAAP earnings estimate and increasing the expected consolidated same store sales for 2010.
❖	Full Year 2010
•	Based on an estimated 121 million diluted shares outstanding, the Company currently anticipates reporting consolidated non-GAAP earnings per diluted share of approximately $1.56 — 1.58, excluding an $0.08 per diluted share impact from Golf Galaxy store closures. For the full year 2009, the Company reported consolidated non-GAAP earnings per diluted share of $1.20, excluding merger and integration costs. On a GAAP basis, the Company reported consolidated earnings per diluted share of $1.15 in 2009.

•	Consolidated same store sales are currently expected to increase approximately 4.5 to 5.5% compared to a 1.4% decrease in 2009. The consolidated same store sales calculation for the full year 2010 includes Dick’s Sporting Goods stores, Golf Galaxy stores and the Company’s e-commerce business. The consolidated same store sales calculation for the full year 2009 included Dick’s Sporting Goods stores and Golf Galaxy stores only.

•	The Company expects to open 26 new Dick’s Sporting Goods stores, remodel 12 Dick’s Sporting Goods stores, relocate two Dick’s Sporting Goods stores, open two new Golf Galaxy stores and close 12 underperforming Golf Galaxy stores.
❖	Fourth Quarter 2010
•	Based on an estimated 122 million diluted shares outstanding, the Company currently expects reporting fourth quarter consolidated earnings per diluted share of approximately $0.69 — 0.71. In the fourth quarter of 2009, the Company reported consolidated earnings per diluted share of $0.56.

•	Consolidated same store sales are currently expected to increase approximately 3 to 4% compared to a 2.5% increase in the fourth quarter last year. The consolidated same store sales calculation for the fourth quarter of 2010 includes Dick’s Sporting Goods stores, Golf Galaxy stores, the converted Chick’s Sporting Goods stores and the Company’s e-commerce business. The consolidated same store sales calculation for the fourth quarter of 2009 included Dick’s Sporting Goods stores and Golf Galaxy stores only.

•	The Company expects to open eight new Dick’s Sporting Goods stores, remodel one Dick’s Sporting Goods store, relocate one Dick’s Sporting Goods store and open two Golf Galaxy stores in the fourth quarter.
❖	Capital Expenditures
•	For the full year 2010, the Company currently anticipates capital expenditures to be approximately $175 million on a gross basis and approximately $145 million on a net basis.
Conference Call Info
The Company will be hosting a conference call today at 10:00 a.m. eastern time to discuss the third quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register and download and install any necessary audio software.
For those who cannot listen to the live webcast, it will be archived on the Company’s web site for 30 days. In addition, a dial-in replay will be available shortly after the call. To listen to the replay, investors should dial 888-286-8010 (domestic callers) or 617-801-6888 (international callers) and enter confirmation code 10090033. The dial-in replay will be available for 30 days following the live call.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, without limitation, the current financial downturn and its effect on consumer spending; changes in macro economic factors and market conditions, including the housing market and fuel costs, that impact the level of consumer spending for the types of merchandise sold by the Company; potential volatility in our stock price; the tightening of availability and higher costs associated with current and new sources of credit resulting from uncertainty in financial markets; the impact of the financial and economic downturn on our landlords and real estate developers of retail space, which may limit the availability of attractive store locations and the availability of retail store sites on terms acceptable to us; the cost of real estate and other items related to our stores; our inability to manage our growth, open new stores on a timely basis and expand successfully in new and existing markets; changes in consumer demand, the retailing environment and customer preferences and spending habits; competitive pressures; unauthorized disclosure of sensitive or confidential information; the impact of the current economic and financial downturn on our suppliers, vendors, distributors, manufacturers and their ability to maintain their inventory and production levels and provide us with sufficient quantities of products at acceptable prices; pricing and promotional activities of competitors; changes in law and regulation including consumer protection and labor; currency exchange rate fluctuations; serious disruption at our distribution or return facilities; impairment in the carrying value of goodwill or other acquired intangibles; weather conditions; litigation; risks associated with relying on foreign sources of production; the loss of our key executives; risks relating to e-commerce; disruption of our current management information systems; and risks and costs associated with combining businesses and/or assimilating acquired companies. Known and unknown risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended January 30, 2010 as filed with the Securities and Exchange Commission (“SEC”) on March 18, 2010, and other reports filed with the SEC. Our SEC filings and reconciliation information required pursuant to Regulation G under the Securities Exchange Act of 1934, as amended, can be found on the investor relations page on our website at www.dickssportinggoods.com. The Company disclaims any obligation and does not intend to update any forward-looking statements except as may be required by the securities laws.
About Dick’s Sporting Goods, Inc.
Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel and footwear in a specialty store environment. The Company also owns and operates Golf Galaxy, LLC, a multi-channel golf specialty retailer. As of October 30, 2010, the Company operated 437 Dick’s Sporting Goods stores in 42 states, 79 Golf Galaxy stores in 29 states and e-commerce and catalog operations for both Dick’s Sporting Goods and Golf Galaxy. Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the top of the home page). The Company’s website is not part of this press release.
Contact:
Timothy E. Kullman, EVP – Finance, Administration and Chief Financial Officer or
Anne-Marie Megela, Director, Investor Relations
724-273-3400
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	October 30,	% of	October 31,	% of
	2010	Sales(1)	2009	Sales
Net sales	$1,078,984	100.00%	$989,816	100.00%
Cost of goods sold, including occupancy and distribution costs	771,913	71.54	722,985	73.04

GROSS PROFIT	307,071	28.46	266,831	26.96
Selling, general and administrative expenses	272,467	25.25	230,430	23.28
Pre-opening expenses	6,396	0.59	4,645	0.47

INCOME FROM OPERATIONS	28,208	2.61	31,756	3.21
Interest expense	3,518	0.33	878	0.09
Other income	(1,177)	(0.11)	(705)	(0.07)

INCOME BEFORE INCOME TAXES	25,867	2.40	31,583	3.19
Provision for income taxes	9,004	0.83	12,729	1.29

NET INCOME	$16,863	1.56%	$18,854	1.90%

EARNINGS PER COMMON SHARE:
Basic	$0.15		$0.17
Diluted	$0.14		$0.16

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	116,024		113,266
Diluted	121,408		118,704

(1)	Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	39 Weeks Ended
	October 30,	% of	October 31,	% of
	2010	Sales(1)	2009	Sales
Net sales	$3,352,579	100.00%	$3,076,245	100.00%
Cost of goods sold, including occupancy and distribution costs	2,383,142	71.08	2,249,091	73.11

GROSS PROFIT	969,437	28.92	827,154	26.89
Selling, general and administrative expenses	796,988	23.77	695,298	22.60
Merger and integration costs	—	—	10,113	0.33
Pre-opening expenses	9,191	0.27	9,243	0.30

INCOME FROM OPERATIONS	163,258	4.87	112,500	3.66
Interest expense	10,528	0.31	3,636	0.12
Other income	(1,220)	(0.04)	(1,782)	(0.06)

INCOME BEFORE INCOME TAXES	153,950	4.59	110,646	3.60
Provision for income taxes	59,362	1.77	42,646	1.39

NET INCOME	$94,588	2.82%	$68,000	2.21%

EARNINGS PER COMMON SHARE:
Basic	$0.82		$0.60
Diluted	$0.78		$0.58

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	115,665		112,699
Diluted	120,945		117,385

(1)	Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(Dollars in thousands)

	October 30,	October 31,	January 30,
	2010	2009	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$159,446	$39,694	$225,611
Accounts receivable, net	66,321	38,302	35,435
Income taxes receivable	26,263	23,193	8,420
Inventories, net	1,162,152	1,103,318	895,776
Prepaid expenses and other current assets	59,687	53,192	57,119
Deferred income taxes	14,611	11,091	—

Total current assets	1,488,480	1,268,790	1,222,361

Property and equipment, net	693,003	496,125	662,304
Construction in progress — leased facilities	—	139,696	—
Intangible assets, net	47,308	47,788	47,557
Goodwill	200,594	200,594	200,594
Other assets:
Deferred income taxes	52,375	76,899	66,089
Investments	11,673	9,068	10,880
Other	58,423	34,655	35,548

Total other assets	122,471	120,622	112,517

TOTAL ASSETS	$2,551,856	$2,273,615	$2,245,333

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$609,099	$545,394	$431,366
Accrued expenses	252,203	219,278	246,414
Deferred revenue and other liabilities	79,174	75,327	108,230
Income taxes payable	—	—	8,687
Current portion of other long-term debt and leasing obligations	978	995	978

Total current liabilities	941,454	840,994	795,675

LONG-TERM LIABILITIES:
Revolving credit borrowings	—	62,647	—
Other long-term debt and leasing obligations	145,949	9,411	141,265
Non-cash obligations for construction in progress — leased facilities	—	139,696	—
Deferred revenue and other liabilities	242,232	214,093	225,166

Total long-term liabilities	388,181	425,847	366,431

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock	915	893	898
Class B common stock	250	252	250
Additional paid-in capital	570,774	518,799	526,715
Retained earnings	642,979	481,032	548,391
Accumulated other comprehensive income	7,303	5,798	6,973

Total stockholders’ equity	1,222,221	1,006,774	1,083,227

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,551,856	$2,273,615	$2,245,333

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(Dollars in thousands)

	39 Weeks Ended
	October 30,	October 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$94,588	$68,000
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	80,311	75,959
Amortization of convertible note discount	—	321
Deferred income taxes	(1,313)	(12,078)
Stock-based compensation	17,933	16,168
Excess tax benefit from stock-based compensation	(7,676)	(14,333)
Tax benefit from exercise of stock options	693	1,241
Other non-cash items	1,162	1,202
Changes in assets and liabilities:
Accounts receivable	(10,454)	7,021
Inventories	(266,376)	(248,547)
Prepaid expenses and other assets	(22,404)	(15,616)
Accounts payable	145,891	231,704
Accrued expenses	(12,975)	8,461
Income taxes receivable/payable	(20,519)	(5,543)
Deferred construction allowances	4,973	8,846
Deferred revenue and other liabilities	(21,349)	(26,938)

Net cash (used in) provided by operating activities	(17,515)	95,868

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(117,452)	(87,814)
Proceeds from sale-leaseback transactions	10,731	23,538

Net cash used in investing activities	(106,721)	(64,276)

CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings, net	—	62,647
Repayment of convertible notes	—	(172,500)
Payments on other long-term debt and leasing obligations	(697)	(2,322)
Construction allowance receipts	—	7,022
Proceeds from sale of common stock under employee stock purchase plan	—	1,199
Proceeds from exercise of stock options	19,244	8,198
Excess tax benefit from stock-based compensation	7,676	14,333
Increase in bank overdraft	31,842	14,577

Net cash provided by (used in) financing activities	58,065	(66,846)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	6	111

NET DECREASE IN CASH AND CASH EQUIVALENTS	(66,165)	(35,143)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	225,611	74,837

CASH AND CASH EQUIVALENTS, END OF PERIOD	$159,446	$39,694

Supplemental disclosure of cash flow information:
Construction in progress — leased facilities	$—	$87,642
Accrued property and equipment	$18,764	$(3,469)
Cash paid for interest	$9,287	$3,928
Cash paid for income taxes	$80,597	$60,768

Store Count and Square Footage
The stores that opened during the third quarter of 2010 are as follows:

DICK’S
Store	Market
Clarksville, TN	Nashville
Daytona Beach, FL	Daytona Beach
Vernon Hills, IL	Chicago
Waterloo, IA	Waterloo
Boynton Beach, FL	West Palm
Lancaster, OH	Columbus
Bakersfield, CA	Bakersfield
Pembroke Pines, FL	Miami
Plantation, FL	Miami
Clackamas, OR	Portland
Orlando, FL	Orlando
Rock Hill, SC	Charlotte
The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

	Fiscal 2010			Fiscal 2009
	Dick’s			Dick’s		Chick’s
	Sporting	Golf		Sporting	Golf	Sporting
	Goods	Galaxy	Total	Goods	Galaxy	Goods	Total
Beginning stores	419	91	510	384	89	14	487
Q1 New	5	—	5	9	1	—	10
Q2 New	1	—	1	4	—	—	4
Q3 New	12	—	12	11	—	—	11

	437	91	528	408	90	14	512

Closed	—	(12)	(12)	—	—	(2)	(2)
Converted	—	—	—	12	1	(12)	1

Ending stores	437	79	516	420	91	—	511

Remodeled stores	11	—	11	—	—	—	—

Relocated stores	1	—	1	1	—	—	1

Square Footage:
(in millions)

	Dick’s		Chick’s
	Sporting	Golf	Sporting
	Goods	Galaxy	Goods	Total
Q1 2009	22.0	1.5	0.6	24.1
Q2 2009	22.7	1.5	—	24.2
Q3 2009	23.4	1.5	—	24.9
Q4 2009	23.3	1.5	—	24.8

Q1 2010	23.6	1.5	—	25.1
Q2 2010	23.7	1.5	—	25.2
Q3 2010	24.3	1.3	—	25.6

Non-GAAP Financial Measures
In addition to reporting the Company’s financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding net income and earnings per diluted share adjusted for Golf Galaxy store closing costs, earnings before interest, taxes and depreciation, adjusted to exclude certain significant gains and losses (“Adjusted EBITDA”), as well as a reconciliation from the Company’s gross capital expenditures, net of tenant allowances, and calculations of consolidated and Dick’s Sporting Goods new store productivity. The following measures are considered non-GAAP and are not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company’s management, analysts and investors can use to compare core, operating results between reporting periods. These non-GAAP measures are provided below and on the Company’s website at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the top of the home page). The Company’s website is not part of this press release.
Non-GAAP Net Income and Earnings Per Share Reconciliation
(in thousands, except per share data):

	13 Weeks Ended October 30, 2010
		Golf Galaxy
	As	Store Closing	Non-GAAP
	Reported	Costs	Total
Net sales	$1,078,984	$—	$1,078,984
Cost of goods sold, including occupancy and distribution costs	771,913	—	771,913

GROSS PROFIT	307,071	—	307,071
Selling, general and administrative expenses	272,467	(16,376)	256,091
Pre-opening expenses	6,396	—	6,396

INCOME FROM OPERATIONS	28,208	16,376	44,584
Interest expense	3,518	—	3,518
Other income	(1,177)	—	(1,177)

INCOME BEFORE INCOME TAXES	25,867	16,376	42,243
Provision for income taxes	9,004	6,550	15,554

NET INCOME	$16,863	$9,826	$26,689

EARNINGS PER COMMON SHARE:
Basic	$0.15		$0.23
Diluted	$0.14		$0.22
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	116,024		116,024
Diluted	121,408		121,408
Golf Galaxy store closing costs include the Company’s lease exposure relating to the closure of 12 underperforming Golf Galaxy stores in the third quarter of 2010. The provision for income taxes was calculated at 40%, which approximates the Company’s blended tax rate.

	39 Weeks Ended October 30, 2010
		Golf Galaxy
	As	Store Closing	Non-GAAP
	Reported	Costs	Total
Net sales	$3,352,579	$—	$3,352,579
Cost of goods sold, including occupancy and distribution costs	2,383,142	—	2,383,142

GROSS PROFIT	969,437	—	969,437
Selling, general and administrative expenses	796,988	(16,376)	780,612
Pre-opening expenses	9,191	—	9,191

INCOME FROM OPERATIONS	163,258	16,376	179,634
Interest expense	10,528	—	10,528
Other income	(1,220)	—	(1,220)

INCOME BEFORE INCOME TAXES	153,950	16,376	170,326
Provision for income taxes	59,362	6,550	65,912

NET INCOME	$94,588	$9,826	$104,414

EARNINGS PER COMMON SHARE:
Basic	$0.82		$0.90
Diluted	$0.78		$0.86
WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING:
Basic	115,665		115,665
Diluted	120,945		120,945
Golf Galaxy store closing costs include the Company’s lease exposure relating to the closure of 12 underperforming Golf Galaxy stores in the third quarter of 2010. The provision for income taxes was calculated at 40%, which approximates the Company’s blended tax rate.
Refer to the Company’s press release dated November 19, 2009 announcing its results for the third fiscal quarter ended October 31, 2009 for a reconciliation of non-GAAP net income and earnings per share for the 39 weeks ended October 31, 2009.

Adjusted EBITDA
Adjusted EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity and may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, capital investments and other significant items that may vary from period to period and have a disproportionate effect in a given period, which affects the comparability of results. Adjusted EBITDA was determined as follows:

	13 Weeks Ended
	October 30,	October 31,
	2010	2009
	(dollars in thousands)
Net income	$16,863	$18,854
Provision for income taxes	9,004	12,729
Interest expense	3,518	878
Depreciation and amortization	28,158	24,765

EBITDA	57,543	57,226

Add: Golf Galaxy store closing costs	16,376	—

Adjusted EBITDA, as defined	$73,919	$57,226

% increase in Adjusted EBITDA	29%

	39 Weeks Ended
	October 30,	October 31,
	2010	2009
	(dollars in thousands)
Net income	$94,588	$68,000
Provision for income taxes	59,362	42,646
Interest expense	10,528	3,636
Depreciation and amortization	80,311	75,959

EBITDA	244,789	190,241

Add: Golf Galaxy store closing costs	16,376	—
Add: Merger and integration costs	—	10,113
Less: Depreciation and amortization (merger integration)	—	(2,478)

Adjusted EBITDA, as defined	$261,165	$197,876

% increase in Adjusted EBITDA	32%
Reconciliation of Gross Capital Expenditures to Net Capital Expenditures
The following table represents a reconciliation of the Company’s gross capital expenditures to its capital expenditures, net of tenant allowances.

	39 Weeks Ended
	October 30,	October 31,
	2010	2009
	(dollars in thousands)
Gross capital expenditures	$(117,452)	$(87,814)
Proceeds from sale-leaseback transactions	10,731	23,538
Changes in deferred construction allowances	4,973	8,846
Construction allowance receipts	—	7,022

Net capital expenditures	$(101,748)	$(48,408)

New Store Productivity Calculation
The following calculations represent: (1) the new store productivity calculation on a consolidated basis and (2) the new store productivity calculation for Dick’s Sporting Goods for the quarter ended October 30, 2010. Golf Galaxy stores and the Company’s e-commerce business are excluded from the Dick’s Sporting Goods only calculation. New store productivity compares the sales increase for all stores not included in the comparable sales calculation with the increase in store square footage.

	Consolidated		Dick’s Sporting Goods Only
	13 Weeks Ended		13 Weeks Ended
	October 30,	October 31,	October 30,	October 31,
	2010	2009	2010	2009
Sales % increase for the period	9.0%		7.8%
Comparable sales % increase for the period	5.1%		3.8%
New store sales % increase (A)	3.9%		4.0%

Store square footage (000’s):
Beginning of period	25,168	24,244	23,689	22,765
End of period	25,556	24,864	24,262	23,384
Average for the period	25,362	24,554	23,976	23,075
Average square footage % increase for the period (B)	3.3%		3.9%

New store productivity (A)/(B) (1)	118.8%		102.3%

(1)	- Amounts do not recalculate due to rounding.